Form N-CSR Item 19(d) Exhibit

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-284944 on Form N-2 of our report dated December 19, 2025, relating to the financial statements and financial highlights of Eaton Vance Tax-Managed Diversified Equity Income Fund (the “Fund”), appearing in this Annual Report on Form N-CSR of the Fund for the year ended October 31, 2025.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
December 24, 2025